Exhibit 99.1 The BELIEVE Trial: Results of a Phase 3, Randomized, Double-Blind, Placebo-Controlled Study of Luspatercept in Adult Beta-Thalassemia Patients Who Require Regular Red Blood Cell (RBC) Transfusions Maria Domenica Cappellini, Vip Viprakasit, Ali Taher, Pencho Georgiev, Kevin H.M. Kuo, Thomas Coates, Ersi Voskaridou, Hong Keng Liew, Idit Pazgal-Kobrowski, Gianluca Forni, Silverio Perrotta, Abderrahim Khelif, Ashutosh Lal, Antonis Kattamis, Efthymia Vlachaki, Raffaella Origa, Yesim Aydınok, Mohamed Bejaoui, P. Joy Ho, Lee Ping Chew, Ping Chong Bee, Soo Min Lim, Meng-Yao Lu, Adisak Tantiworawit, Penka Ganeva, Liana Gercheva, Farrukh Shah, Ellis J. Neufeld, Abderrahmane Laadem, Jeevan K. Shetty, Jun Zou, Dimana Miteva, Tatiana Zinger, Peter G. Linde, Matthew L. Sherman, Olivier Hermine, John Porter, Antonio Piga Presented at the 60th Annual Meeting of the American Society of Hematology (ASH); December 1–4, 2018; San Diego, CA, USA.

BELIEVE Trial BACKGROUND • β-thalassemia is a hereditary hemoglobinopathy due to a globin chain synthesis production defect, leading to ineffective erythropoiesis and anemia1–3 • Currently the standard of care for management of β-thalassemia is life-long red blood cell transfusions and iron chelation • In spite of iron chelation therapy, many patients experience multiple morbidities due to iron toxicity, including increased mortality • Therefore, there is a need for new treatment options for patients with β-thalassemia to reduce the dependence on transfusions and the associated morbidities4 1. Higgs DR, et al. Lancet. 2012;379:373-383. 2. Camaschella C, Nai A. Br J Haematol. 2016;172:512-523. 3. Taher AT, et al. Lancet. 2018;391:155-167. The BELIEVE Trial studied adult patients. 4. Taher AT, et al. Blood. 2018;132:1781-1791.

BELIEVE Trial

LUSPATERCEPT

- Luspatercept is an investigational first-in-class erythroid maturation agent that neutralizes select TGF-β superfamily ligands to inhibit aberrant Smad2/3 signaling and enhance late-stage erythropoiesis[1,2]

Luspatercept
ActRIIB / IgG1 Fc recombinant fusion protein


Modified extracellular domain of ActRIIB
Human IgG1 Fc domain


TGF-β superfamily ligand
ActRIIB
Cytoplasm
P
Smad2/3
Complex
Nucleus
Erythroid maturation

ActRIIB, human activin receptor type IIB; IgG1 Fc, immunoglobulin G1 fragment crystallizable;
TGF-β, transforming growth factor beta.
The BELIEVE Trial studied adult patients.

1. Attie KM, et al. Am J Hematol. 2014;89:766-770.
2. Suragani RN, et al. Nat Med. 2014;20:408-414.

BELIEVE Trial

A RANDOMIZED, DOUBLE-BLIND, PLACEBO-CONTROLLED, PHASE 3 STUDY


β-thalassemia[a] patients ≥ 18 years, requiring regular RBC transfusions (defined as: 6–20 RBC units in the 24 weeks prior to randomization with no ≥ 35-day transfusion-free period during that time) (N = 336)
Randomized 2:1
Luspatercept[b] 1 mg/kg s.c. every 21 days + BSC (n = 224)
May be titrated up to 1.25 mg/kg
Placebo[b] s.c. every 21 days + BSC (n = 112)
Current study status[c]
Study unblinding
Open-label (up to 5 years)
Post-treatment follow-up (3 years)
12-week period historical transfusions
12-week period screening / run-in transfusions
Double-blind period (48 weeks)
Crossover permitted

[a] β-thalassemia or hemoglobin E / β-thalassemia (β-thalassemia with mutation and / or multiplication of α-globin was allowed. [b] RBC transfusions and iron chelation therapy to maintain each patient's baseline hemoglobin level. [c] The trial is fully enrolled and patients continue to receive treatment or follow-up.
BSC, best supportive care; RBC, red blood cell; s.c., subcutaneously.
The BELIEVE Trial studied adult patients.

BELIEVE Trial STUDY DESIGN • Patients were randomized between July 2016 and June 2017 at 65 sites in 15 countries UNITED KINGDOM CANADA FRANCE ITALY BULGARIA UNITED STATES GREECE ISRAEL TAIWAN TUNISIA THAILAND TURKEY LEBANON MALAYSIA AUSTRALIA BELIEVE Trial studied adult patients.

BELIEVE Trial STUDY ENDPOINTS Primary endpoint: • ≥ 33% reduction from baseline in RBC transfusion burden (with a reduction of ≥ 2 RBC units) during weeks 13–24 Key secondary endpoints: • ≥ 33% reduction from baseline in RBC transfusion burden during weeks 37–48 • ≥ 50% reduction from baseline in RBC transfusion burden during weeks 13–24 • ≥ 50% reduction from baseline in RBC transfusion burden during weeks 37–48 • Mean change from baseline in RBC transfusion burden during weeks 13–24 Additional endpoint: • ≥ 33% or ≥ 50% reduction from baseline in RBC transfusion burden during any 12 weeks or 24 weeks on study The BELIEVE Trial studied adult patients.

BELIEVE Trial DEMOGRAPHICS AND BASELINE DISEASE CHARACTERISTICS Luspatercept Placebo Characteristic (n = 224) (n = 112) Age, median (range), years 30 (18–66) 30 (18–59) Female, n (%) 132 (58.9) 63 (56.3) β0/β0 n (%) 68 (30.4) 35 (31.3) Hemoglobin (24 week),a median (range), g/dL 9.31 (4.5–11.4) 9.15 (5.8–11.7) RBC transfusion burden, median (range), units/12 weeks 6.12 (3–14) 6.27 (3–12) RBC transfusion burden, median (range), units/24 weeks 14 (6–24) 15 (6–26) Splenectomy, n (%) 129 (57.6) 65 (58.0) Serum ferritin, median (range), μg/L 1,447 (88–6,400) 1,304 (136–6,400) LIC, median (range), mg/g dry weight 6.14 (0.8–125.0) 5.05 (0.2–53.2) > 7 mg/g dry weight, n (%) 103 (46.0) 45 (40.2) Myocardial iron by T2*, median (Q1–Q3), ms 34.7 (27.4–40.3) 36.3 (29.0–42.0) a Defined as the mean of all documented pre-transfusion hemoglobin values during the 24 weeks prior to first dose for each patient. LIC, liver iron concentration. The BELIEVE Trial studied adult patients.

BELIEVE Trial PRIMARY ENDPOINT MET: RATE OF ERYTHROID RESPONSE A significantly greater proportion of luspatercept-treated patients achieved a ≥ 33% reduction from baseline in transfusion burden during weeks 13 to 24 Luspatercept 30 Placebo P < 0.0001 (OR 5.79, 95% CI 2.24–14.97) 25 20 15 21.4% (n = 48) 10 Patients Achieving ≥ 33% 33% ≥ Achieving Patients 5 Transfusion Burden Reduction (%) Reduction Burden Transfusion 4.5% (n = 5) 0 Luspatercept Placebo (n = 224) (n = 112) CI, confidence interval; OR, odds ratio. The BELIEVE Trial studied adult patients.

BELIEVE Trial

PRIMARY ENDPOINT: SUBGROUP ANALYSIS FAVORS LUSPATERCEPT

Sub-groups	Luspatercept n/N (%)	Placebo n/N (%)	OR (95% CI)	P value
Overall	48/224 (21.4)	5/112 (4.5)	5.79 (2.24, 14.97)	< 0.0001
Region: North America & Europe	23/100 (23.0)	1/51(2.0)	14.94 (1.95, 114.12)	0.0009
Region: Middle East & North Africa	11/52 (21.2)	2/26 (7.7)	3.22 (0.66, 15.77)	0.1351
Region: Asia–Pacific	14/72 (19.4)	2/35 (5.7)	3.98 (0.85, 18.62)	0.0629
Age: ≤ 32 years	22/129 (17.1)	4/63 (6.3)	3.00 (0.98, 9.20)	0.0476
Age: > 32 years	26/95 (27.4)	1/49 (2.0)	17.50 (2.27, 134.98)	0.0004
Splenectomy: Yes	31/129 (24.0)	2/65 (3.1)	9.72 (2.22, 42.53)	0.0003
Splenectomy: No	17/95 (17.9)	3/47 (6.4)	2.94 (0.81, 10.69)	0.0918
Sex: Female	35/132 (26.5)	4/63 (6.3)	5.33 (1.80, 15.80)	0.0011
Sex: Male	13/92 (14.1)	1/49 (2.0)	8.05 (1.01, 64.16)	0.0218
β-thalassemia Gene: β^0/β^0	9/68 (13.2)	2/35 (5.7)	2.54 (0.48, 13.51)	0.2708
β-thalassemia Gene: Non-β^0/β^0	39/155 (25.2)	3/77 (3.9)	8.35 (2.47, 28.23)	< 0.0001
Baseline Transfusion Burden: ≤ 6 units/12 weeks	27/112 (24.1)	3/56 (5.4)	5.61 (1.60, 19.65)	0.0033
Baseline Transfusion Burden: > 6 units/12 weeks	21/112 (18.8)	2/56 (3.6)	6.16 (1.38, 27.44)	0.0082
Baseline Hemoglobin: < 9 g/dL	22/87 (25.3)	4/51 (7.8)	3.78 (1.25, 11.42)	0.0128
Baseline Hemoglobin: ≥ 9 g/dL	26/137 (19.0)	1/61 (1.6)	14.17 (1.85, 108.79)	0.0012
Baseline Liver Iron: ≤ 3 mg/g dry weight	12/70 (17.1)	1/37 (2.7)	7.18 (0.88, 58.63)	0.0335
Baseline Liver Iron: > 3 to ≤ 7 mg/g dry weight	13/51 (25.5)	0/30 (0)	Infinity	0.0053
Baseline Liver Iron: > 7 to ≤ 15 mg/g dry weight	10/38 (26.3)	1/19 (5.3)	5.41 (0.67, 43.34)	0.0741
Baseline Liver Iron: > 15 mg/g dry weight	13/65 (20.0)	3/26 (11.5)	1.79 (0.47, 6.78)	0.3831



0.1
1
10
100
Favors placebo
Favors luspatercept

The BELIEVE Trial studied adult patients.

BELIEVE Trial ALL KEY SECONDARY ENDPOINTS MET: RATES OF ERYTHROID RESPONSE A significantly greater proportion of luspatercept-treated patients achieved clinically meaningful reductions in transfusion burden of ≥ 33% and ≥ 50% 30 Luspatercept P < 0.0001a 25 Placebo 20 P = 0.0017c 15 P = 0.0303b 10 19.6 Burden Reduction (%) Reduction Burden 5 10.3 7.6 1.8 Patients Achieving Transfusion Achieving Patients 3.6 0.9 0 ≥ 33% ≥ 50% ≥ 50% (from week 37 to 48) (from week 13 to 24) (from week 37 to 48) • The least squares mean change in transfusion burden from baseline to weeks 13–24 (luspatercept versus placebo) was −1.35 RBC units/12 weeks (95% CI −1.77 to −0.93; P < 0.0001) a OR 6.44, 95% CI 2.27–18.26. b OR 4.55, 95% CI 1.03–20.11. c OR 11.92, 95% CI 1.65–86.29. The BELIEVE Trial studied adult patients.

BELIEVE Trial REDUCTION IN TRANSFUSION BURDEN DURING ANY 12- AND 24-WEEK INTERVAL During any 12- or 24-week interval, a significantly greater proportion of luspatercept-treated patients achieved clinically meaningful reductions in transfusion burden of ≥ 33% and ≥ 50% Any 12-week interval Any 24-week interval 100 100 Luspatercept P < 0.0001a Placebo 80 80 60 60 P < 0.0001b P < 0.0001c 40 40 P < 0.0001d 70.5 Burden Reduction (%) Reduction Burden 20 40.2 (%) Reduction Burden 20 41.1 16.5 29.5 6.3 Patients Achieving Transfusion Achieving Patients Patients Achieving Transfusion Transfusion Achieving Patients 2.7 0.9 0 0 ≥ 33% ≥ 50% ≥ 33% ≥ 50% a OR 5.69, 95% CI 3.46–9.35. b OR 9.95, 95% CI 4.44–22.33. c OR 25.02, 95% CI 7.76–80.71. d OR 20.37, 95% CI 2.86–144.94. The BELIEVE Trial studied adult patients.

BELIEVE Trial ADDITIONAL ENDPOINTS: IRON PARAMETERS Luspatercept Placebo LS Mean of 95% CI P Value (n = 224) (n = 112) Difference Mean change from baseline at week 48 Serum ferritin, μg/L (SD) −245 (780) 105 (521) −340 −502, −177 < 0.0001 LIC, mg/g dry weight (SD) 0.10 (5.760) 0.08 (5.229) 0.11 −1.16, 1.38 0.8685 Myocardial iron by T2*, ms (SD) −1.83 (15.084) 0.02 (6.843) −2.39 −4.67, −0.12 0.0391 SD, standard deviation. The BELIEVE Trial studied adult patients.

BELIEVE Trial SAFETY SUMMARY Luspatercept Placebo Treatment-Emergent Adverse Events, n (%) (n = 223a) (n = 109a) Patients with at least 1 TEAE (any grade) 214 (96.0) 101 (92.7) Patients with at least 1 grade TEAE (grade ≥ 3)b 65 (29.1) 17 (15.6) Patients with at least 1 serious TEAEc 34 (15.2) 6 (5.5) Patients with at least 1 TEAE resulting in the following: Deathd 01 (0.9) Study drug discontinuation 12 (5.4) 1 (0.9) a Safety population. b No one organ class or system was predominant.c Anemia was the only serious TEAE occurring in > 1% of patients in either arm (luspatercept, n = 3 [1.4%]; placebo, n = 0 [0%]). d TEAE of acute cholecystitis resulted in death in 1 of 109 (0.9%) placebo patients; no luspatercept-treated patients died due to TEAEs. TEAE, treatment-emergent adverse event. The BELIEVE Trial studied adult patients.

BELIEVE Trial TEAEs BY FREQUENCY ≥ 10% IN EITHER ARM (ALL GRADES) Luspatercept Placebo n (%) (n = 223a) (n = 109a) Back pain 61 (27.4) 32 (29.4) Upper respiratory tract infection 59 (26.5) 36 (33.0) Headache 58 (26.0) 26 (23.9) Bone pain 44 (19.7) 9 (8.3) Arthralgia 43 (19.3) 13 (11.9) Pyrexia 36 (16.1) 23 (21.1) Cough 32 (14.3) 12 (11.0) Fatigue 30 (13.5) 14 (12.8) Oropharyngeal pain 28 (12.6) 12 (11.0) Diarrhea 27 (12.1) 11 (10.1) Dizziness 25 (11.2) 5 (4.6) Asthenia 22 (9.9) 11 (10.1) Myalgia 22 (9.9) 11 (10.1) Pharyngitis 20 (9.0) 13 (11.9) a Safety population. The BELIEVE Trial studied adult patients.

BELIEVE Trial GRADE 3–4 TEAEs BY FREQUENCY ≥ 1% IN EITHER ARM Luspatercept Placebo n (%) (n = 223a) (n = 109a) Anemia 7 (3.1) 0 Increased LIC 6 (2.7) 1 (0.9) Hyperuricemia 6 (2.7) 0 Hypertension 4 (1.8) 0 Syncope 4 (1.8) 0 Back pain 3 (1.3) 1 (0.9) Bone pain 3 (1.3) 0 Blood uric acid increased 3 (1.3) 0 Increased AST 3 (1.3) 0 Increased ALT 2 (0.9) 3 (2.8) Thromboembolic eventsb 2 (0.9) 0 • In total, thromboembolic events (all grades) were reported in 8/223 (3.6%) luspatercept-treated patients (deep venous thrombosis, pulmonary embolism, portal vein thrombosis, ischemic stroke, thrombophlebitis, superficial phlebitis) and 1/109 (0.9%) placebo-treated patients (phlebitis). In all cases, patients had multiple risk factors for thromboembolic events a Safety population. b Thromboembolic events included as a TEAE of interest; other events occurring in < 1% of patients are not shown. ALT, alanine aminotransferase; AST, aspartate aminotransferase. The BELIEVE Trial studied adult patients.

BELIEVE Trial CONCLUSIONS • Luspatercept showed a statistically significant improvement in the primary endpoint of ≥ 33% reduction in transfusion burden compared with placebo • Statistical significance was also demonstrated with luspatercept versus placebo for all key secondary endpoints, including ≥ 33% and ≥ 50% reductions in transfusion burden • Luspatercept showed a statistically significant and clinically meaningful reduction in transfusion burden compared with placebo during any 12 or 24 weeks in the study period • Luspatercept was generally well tolerated in this patient population • Luspatercept is a potential new treatment for adult patients with β-thalassemia who require regular RBC transfusions The BELIEVE Trial studied adult patients.

BELIEVE Trial ACKNOWLEDGEMENTS • We thank all the patients, their families, and the investigators who participated in the study • This study was sponsored by Celgene Corporation, Summit, NJ, USA and Acceleron Pharma, Cambridge, MA, USA • The authors received editorial assistance from Excerpta Medica (Daria I. Grisanzio, PharmD), supported by Celgene Corporation and Acceleron Pharma